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                        WESTERN PACIFIC AIRLINES, INC.
             1996 RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

                                   SECTION 1

          1.1 PURPOSES. The purposes of the Western Pacific Airlines, Inc. 1996 Restricted Stock Plan for Non-Employee Directors (the "Plan") are to enable the Company to attract and retain qualified persons for service as members of the Board of Directors, to encourage ownership in the Company by such directors and align their interests more directly with the long-term growth and profitability of the Company.

                                   SECTION 2
                                  DEFINITIONS

          2.1 DEFINITIONS. The following terms shall have the meanings set forth below:

               (a) "Annual Retainer" means the annual retainer paid by the Company to each Non-Employee Director, which retainer may be modified from year to year.

               (b)  "Board" means the Board of Directors of the Company.

               (c) "Code" means the Internal Revenue Code of 1986, as it maybe amended from time to time.

               (d) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3. Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board.

               (e) "Company" means Western Pacific Airlines, Inc., a Delaware corporation.

               (f) "Common Stock" means the $.001 par value common stock of the Company.

               (g) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows: (x) if the Common Stock is listed on any established stock

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exchange or a national market system, including without limitation the
National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination) as reported in the Wall Street Journal or such other source as the Board deems reliable; or (y) if the Common Stock is quoted on the Nasdaq System (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high and low asked prices for the Common Stock on the last market trading day prior to the date of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; or (z) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

               (h) "Non-Employee Director" means a member of the Board who is not an employee of the Company or any parent or subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

               (i) "Restricted Stock Award" means an award of Common Stock granted to a Director pursuant to Section 6 that is subject to certain restrictions imposed in accordance with the provisions of the Plan.

          2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   SECTION 3
                              PLAN ADMINISTRATION

The Committee shall be responsible for the administration of the Plan. However, the Committee shall have no authority, discretion or power to select the Non-Employee Directors who will receive Restricted Stock Awards, determine the Restricted Stock Awards to be granted pursuant to the Plan, the number of shares of Common Stock to be issued thereunder or the time at which such Restricted Stock Awards are to be granted, establish the duration and nature of restricted Common Stock Awards or alter any other terms or conditions specified in the Plan, except in the sense of administering the Plan subject to the provisions of the Plan. Subject to the foregoing limitations, the Committee is authorized to construe and interpret the terms of the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. No member of the Committee shall be

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liable for any action or determination made in good faith.  The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

                                   SECTION 4
                           STOCK SUBJECT TO THE PLAN

          4.1 NUMBER OF SHARES. One hundred thousand (100,000) shares of Common Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Shares of Common Stock which are issued as Restricted Stock Awards shall be applied to reduce the maximum number of shares of Common Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan retain as authorized and unissued Common Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

          4.2 ADJUSTMENTS FOR COMMON STOCK SPLIT, COMMON STOCK DIVIDEND, ETC. If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the shares) or make a distribution of cash or property which has a substantial impact on the value of issued shares of Common Stock, then the total number of shares of Common Stock reserved for issuance under the Plan shall be appropriately adjusted. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock reserved for issuance under the Plan.

                                   SECTION 5
                                 PARTICIPATION

Each Non-Employee Director shall receive Restricted Stock Awards on the terms and conditions set forth under the Plan. Each Non-Employee Director shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, regarding the terms and conditions of the Restricted Stock. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                   SECTION 6
                            RESTRICTED STOCK AWARDS

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          6.1  GRANT OF RESTRICTED STOCK.  Each Non-Employee Director elected at an annual meeting of stockholders shall receive fifty percent of the value of the Annual Retainer in the form of a Restricted Stock Award. Such awards shall be made annually beginning on July 1, 1996 and each July 1 thereafter. The total number of shares of Common Stock included in each such Restricted Stock Award shall be determined by dividing one-half of the amount of the Annual Retainer by the Fair Market Value of a share of Common Stock on the date of grant. Each Non-Employee Director elected to the Board after July 1 but before October 31 shall receive one-half of the value of the Annual Retainer in the form of a Restricted Stock Award multiplied by a fraction, the numerator of which shall be the number of days between the date of such election and July 1 of the following year and the denominator of which shall be 365. Such Awards shall be made on the date of election as a Non-Employee Director. In no event shall the Company be required to issue fractional shares. Whenever under the terms of this Section 6 a fractional share of Common Stock would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Fair Market Value of such fractional share.

          6.2 ISSUANCE OF COMMON STOCK. After a grant of restricted stock, pursuant to this Section, the applicable shares of Common Stock shall be duly issued or transferred forthwith, and a certificate or certificates for such shares shall be issued in the Non-Employee Director's name. The Non-Employee Director shall be a stockholder with respect to all such Common Stock represented by such certificate or certificates, including the right to vote such shares and to receive all dividends and other distributions (subject to the provisions of Section 6.2(b) hereof) paid with respect to such shares.

          6.3 VESTING; RESTRICTIONS. All Restricted Stock Awards made to Non-Employee Directors will be fully vested upon the date of grant, subject to the restrictions in Section 6.4. Except as otherwise provided in the Plan, shares of Common Stock received pursuant to a Restricted Stock Award may not be sold, assigned, pledged, hypothecated, transferred or otherwise disposed of until the restrictions applicable to such Common Stock have lapsed pursuant to Section 6.4.

          6.4 LAPSE OF RESTRICTIONS. All restrictions on Common Stock covered by a Restricted Stock Award shall lapse on the later of the May 1 or the date that is two business days after the release of the Company's results of operations for the fiscal quarter ended March 31, following the date of the Restricted Stock Award; provided, however, that the shares may not be sold until at least six months after the date of grant of the Common Stock.

          6.5 ENFORCEMENT OF RESTRICTIONS. The Committee shall cause a legend to be placed on the Common Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions imposed in the Plan and, in addition, may in its sole discretion require one or more of the following methods of enforcing such restrictions:

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               (a)  Requiring the Non-Employee Director to keep the Common
Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

               (b) Requiring that the Common Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

                                   SECTION 7
                      REORGANIZATION OR CHANGE OF CONTROL

          7.1 REORGANIZATION. In the event that the Company is merged or consolidated with another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding stock), or if all or substantially all of the assets of the Company are acquired by any other corporation, business entity or person (other than a sale or conveyance in which the Company continues as a holding company of an entity or entities that conduct the business or businesses formerly conducted by the Company), or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Restricted Stock Awards, either (i) make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Restricted Stock Awards by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Common Stock, provided that no additional benefits shall be conferred upon the Non-Employee Directors holding such Restricted Stock Awards as a result of such substitution, or (ii) accelerate the restriction period for any outstanding Restricted Stock Awards so that all restrictions applicable to Restricted Stock Awards shall lapse prior to any such event.

          7.2 CHANGE OF CONTROL. In the event of a change of control of the Company, as defined below, then all restrictions with respect to outstanding
Restricted Stock Awards shall immediately lapse.   For purposes of this
Section, a "Change in Control" means the happening of any of the following after the registration by the Company of a class of securities of the Company under the Exchange Act:

                    (a) When any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power in the election of directors of the Company's then outstanding securities; or

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                    (b)  At any time during any period of three consecutive
years or less, individuals who at the beginning of such period constitute the Board (and any new Director whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

                    (c) A tender offer or exchange offer to acquire securities of the Company (other than such an offer made by the Company or any Subsidiary ), whether or not such offer is approved or opposed by the Board is made to acquire securities of the Company entitling the holders thereof to 20% or more of the voting power in the election of directors of the Company; or

                    (d) The stockholders of the Company shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the stockholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the voting power in the election of directors of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction; provided, however, that (i) if securities beneficially owned by a participant in the Plan are included in determining the beneficial ownership of a Person referred to in clause (i), (ii) a participant in the Plan is required to be named pursuant to Item 2 of the Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a tender offer referred to in clause (iii), then no Change of Control with respect to such participant shall be deemed to have occurred by reason of such event.

                                   SECTION 8
                              RIGHTS OF DIRECTORS

          8.1 RETENTION AS NON-EMPLOYEE DIRECTOR. Nothing contained in the Plan or in any Restricted Stock Award granted under the Plan shall interfere with or limit in any way the right of the stockholders of the Company to remove any Non-Employee Director from the Board pursuant to the Bylaws of the Company, nor confer upon any Non-Employee Director any right to continue in the service of the Company.

          8.2 NONTRANSFERABILITY. No right or interest of any Non-Employee Director in a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Non-Employee Director, either voluntarily or involuntarily, or subjected to any lien, directly or

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indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Non-Employee Director's death, a Non-Employee Director's rights and interests in Restricted Stock Awards shall, to the extent provided in Section 6, be transferable by
testamentary will or the laws of descent and distribution.   If a person
entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

                                   SECTION 9
                             GENERAL RESTRICTIONS

          9.1 INVESTMENT REPRESENTATIONS. The Company may require any Non-Employee Director to whom a Restricted Stock Award is granted, as a condition of receiving such Restricted Stock Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock subject to the Restricted Stock Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

          9.2 COMPLIANCE WITH SECURITIES LAWS. Each Restricted Stock Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Restricted Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of shares thereunder, such Restricted Stock Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

          9.3 CHANGES IN ACCOUNTING RULES. Notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Restricted Stock Awards shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary any then outstanding Restricted Stock Awards as to which the applicable restrictions have not been satisfied.

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          9.4  WITHHOLDING OF TAX.  To the extent required by applicable federal, state or local law and regulation, each Non-Employee Director shall make arrangement satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of a Restricted Stock Award. The Company shall have no obligation to issue shares of Common Stock until such obligations are satisfied. The Committee may require these obligations to be satisfied by having the Company withhold a portion of the shares of Common Stock otherwise issuable upon a Restricted Stock Award, or to the extent permitted, by tendering shares previously acquired.

                                  SECTION 10
                 PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable and, provided further that no amendment or modification shall be made to Section 6 more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules promulgated thereunder.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Restricted Stock Awards theretofore granted under the Plan without the consent of the Non-Employee Director holding such Restricted Stock Awards.

                                  SECTION 11
                              REQUIREMENTS OF LAW

          11.1 REQUIREMENTS OF LAW. The issuance of stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

          11.2 FEDERAL SECURITIES LAW REQUIREMENTS. Awards granted hereunder shall be subject to all conditions required under Rule 16b-3 to qualify the Restricted Stock Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Non-Employee Director which describes the Restricted Stock Award. With respect to persons subject to Section 16 of the Exchange
Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board or any committee thereof fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the or any committee thereof.

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          11.3 GOVERNING LAW.  The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

                                  SECTION 12
                     EFFECTIVE DATE:  DURATION OF THE PLAN

          12.1 EFFECTIVE DATE. The Effective Date of the Plan is June 1, 1996. The Plan and each award granted under the Plan is conditioned on and shall be of no force or effect until approved by the stockholders of the Company, unless the Company, on the advice of counsel, determines that stockholder approval is not necessary.

          12.2 DURATION. The Plan shall terminate at such time as may be determined by the Board of Directors, and no Restricted Stock Award shall be granted after such termination. Restricted Stock Awards outstanding at the time of the Plan termination shall become free of restrictions in accordance with their terms.



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